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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to incorporation by reference in the Registration Statement (Form S-3 and Form S-8) of Epimmune Inc. of our report dated January 21, except for Note 11, as to which the date is March 7, 2000, with respect to the consolidated financial statements of Epimmune Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP


San Diego, California
March 16, 2000